UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

MONTALVO SPIRITS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	27-4004890
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5301 N. Commerce Ave., Suite F, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share, of Montalvo Spirits, Inc., a Nevada corporation (the “Registrant”), to be registered hereunder, is contained in the section entitled “Description of Securities” in the Registrant’s Form 10-K for the fiscal year ended March 31, 2014  filed by the Registrant with the Securities and Exchange Commission on June 30, 2014, and is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Share exchange by and among Advanced Cloud Storage, Inc., Casa Montalvo Holdings, Inc. and the shareholders of Casa Montalvo Holdings, Inc., dated December 21, 2012*
3.1	Amended and Restated Articles of Incorporation of the Registrant.*
4.1	Registration Rights Agreement between Montalvo Spirits, Inc. and Lincoln Park Capital Fund, LLC dated August 29, 2013.**
10.1	Purchase Agreement between Montalvo Spirits, Inc. and Lincoln Park Capital Fund, LLC dated August 29, 2013.**

* Incorporated by reference to the Company’s Current Form on 8-K, filed with the Securities Commission on December 24, 2012, as amended.
** Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MONTALVO SPIRITS, INC.

Date: July 15, 2014	By:	/s/ Alex Viecco
Name: Alex Viecco
Title: Chief Executive Officer